Exhibit 10.16

Options Media Group Holdings, Inc.
123 NW 13th Street, Suite 300
Boca Raton, FL 33432

July 20, 2011

Scott Frohman
123 NW 13th Street, Suite 300
Boca Raton, FL 33432

Dear Scott:

This letter (“Amendment”) acknowledges that there was a scrivener’s error in your employment agreement dated June 26, 2011 (the “Agreement”) in which the shares comprising a portion of the signing bonus failed to reflect the obligation of the Executive to purchase such shares at a price of $0.01 per share.  In order to fix this error, Options Media Group Holdings, Inc. has agreed to modify Section 4(b)(ii) of the Agreement to reflect the following:

(ii)
In addition, the Executive shall, within 90 days of the date of this Amendment, have the right to purchase 12,500,000 shares of common stock of the Company at $0.01 per share, and such shares shall be registered on a Form S-8.

In all other respects, the Agreement is ratified and confirmed.  Please sign a copy of this letter agreement and return it to me.

Very truly yours,

/s/ Keith St. Clair
St. Clair Chairman

AGREED AND ACCEPTED:

/s/ Scott Frohman
Scott Frohman

cc: Michael D. Harris, Esq. (Via Email)